Exhibit 10.1

                             Consent of KPMG LLP

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                            [Letterhead of KPMG LLP]


The Board of Directors
Workfire.com
Suite 400, 1708 Dolphin Avenue
Kelowna, B.C.
V1Y 9S4


Dear Sirs:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP

Kelowna, Canada
May 13, 1999


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